Exhibit 99.1

Kranem Corporation Acquires Alfa Sistemi Telemedia Srl.

The Acquisition Provides Kranem Access to the Telecommunications Industry in Italy

December 6, 2011

SAN MATEO, CA –– Kranem Corporation (OTCBB: KRAN), announced that on November 30, 2011 it acquired privately-held Alfa Sistemi Telemedia Srl., a value added reseller (VAR) in the Italian telecommunications industry with a strong marketing and sales presence. We anticipate that the acquisition will provide Kranem Corporation an important sales and marketing channel in the Italian telecommunications industry and in turn will provide Alfa Sistemi a new enhanced product offerings and financial resources to expand its business. In 2010, Alfa Sistemi, reported net revenue of over $4.0 million and was profitable.

Kranem’s CEO, Mr. Ajay Batheja stated, “We believe that our telecom security products are a strong strategic fit with Alfa Sistemi’s sales expertise and solid customer support. In addition, Kranem gains a new sales channel and access to major customers in the Italian telecommunications market.” Kranem Corporation is a leading provider of digital security products and services providing end-to-end Revenue Maximization, Proactive Intelligence and Analytics solutions to telecommunications providers, law enforcement agencies and the homeland security agencies in India, Africa and some other Asian countries. “We believe this acquisition will provide a strong opportunity to introduce Kranem’s homeland security products to the European law enforcement,” Mr. Batheja added.

In addition, the merger is expected to be a good fit for both companies as both are focused in business to business markets on developing strong, long-term customer relationships and providing exceptional customer support and service.

In the telecom security market, Kranem provides proprietary software modules that address different aspects of the telecom security market. Kranem offers its proprietary Business Analytics & Intelligence solution especially designed for communication service providers (“CSP”) to address the core challenge of seamless transition of simple data into intelligent actionable information.

  xTRA is a very flexible and innovative Revenue Assurance solution, that allows traffic to be monitored, highlighting all “anomalies” which could indicate an incorrect use of service. The module defines, monitors and controls revenue streams at various processes within the CSP' business.

  FraudTrace is an innovative, convergent and future ready fraud detection and management solution, which identifies anomalies by monitoring all services, traffic data, customer usage patterns and network element behavior.

  OSS/BSS solutions for managing complex networks ranging from Legacy systems till next-generation services, comprising Convergent Mediation system (xMedDy), Inter-Operator Administration and Accounting system (InterTrace), Service Provisioning and Service Fulfillment Solution (xServPro).

About Kranem/Xalted Group:

The Kranem/Xalted Group is a leading global provider of end-to-end actionable Intelligence, Analytics and Revenue Maximization software and solutions serving some of the world's largest law enforcement agencies, government agencies and telecom and data services providers. By providing advanced tools to monitor communications and optimize decision making, the Kranem/Xalted Group helps law enforcement and government agency customers defend against security threats created by terrorists and criminal activity throughout the world. For telecom customers, the Kranem/Xalted Group provides software and solutions that are created to improve business performance, increase operational efficiency, maximize revenues and enhance safety and security.

The company is headquartered in San Mateo, California, USA, with additional offices located in Mumbai, Delhi, Bengaluru, and Baddi, India. For more information, please visit: www.kranem.com

Contact:

Mr. Edward Miller
Chief Financial Officer
San Mateo, CA
Phone: 650-319-6743
edward.miller@kranem.com

Ms. Kamini Rupani
Director Investor Relations
Mumbai, India
Phone: (country code: 91 (India))+(22) 2287-6691
kamini.rupani@xaltedcorp.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are indicated by words such as “anticipates” and other similar words or phrases. Such forward-looking statements are subject to a number of risks and uncertainties that could cause the actual results or performance of the company to differ materially from those described herein, including but not limited to the impact of the global economic environment on the company's customer base (particularly telecom and law enforcement agencies) and the resulting uncertainties; changes in technology and market requirements; decline in demand for the company's products; inability to timely develop and introduce new software, services and applications; difficulties or delays in absorbing and integrating acquired operations, technologies and personnel; loss of market share; pressure on pricing resulting from competition; and inability to maintain certain marketing and distribution arrangements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Kranem Corporation undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.